SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                             ----------------------


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  May 29, 1996

                           --------------------------

                               HOWELL CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



              1-8704                          74-1223027
     (Commission File Number)     (I.R.S. Employer Identification No.)



       1111 Fannin, Suite 1500, Houston, Texas      77002
     (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code:  (713) 658-4000


Item 5.  Other Events

      On May 29, 1996, the Registrant issued a press release announcing that the Registrant had signed a letter of intent to sell the assets of its subsidiary, Howell Hydrocarbons & Chemicals, Inc., to Schenectady International, Inc. A copy of the press release is enclosed herewith and incorporated herein by reference.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          HOWELL CORPORATION
                          (Registrant)




Date:  May 31, 1996        By   /s/ ALLYN R. SKELTON, II
                             ---------------------------------------
                                  Allyn R. Skelton, II
                                  Senior Vice President and
                                  Chief Financial Officer

For Immediate Release        Contact:   Allyn R. Skelton, II
                                        Senior Vice President &
                                        Chief Financial Officer
                                        (713) 658-4070


              HOWELL TO SELL SPECIALTY FUELS AND CHEMICAL BUSINESS
                       TO SCHENECTADY INTERNATIONAL, INC.


  HOUSTON, TEXAS, MAY 29, 1996 -- HOWELL CORPORATION (HWL:NYSE; HWLLP:NASDAQ) today announced the signing of a Letter of Intent with Schenectady International, Inc. ("SII") covering the sale by Howell of its research and reference fuels and chemical custom manufacturing business to SII. The Letter of Intent is subject to the negotiation of an Asset Purchase Agreement, to customary due diligence and to regulatory review. The closing of this transaction is currently contemplated to take place not later than September 30, 1996. When consummated, the divestiture of these assets will mark Howell's exit from the downstream processing industry.
  The offer price is $31 million and is subject to adjustment based upon the findings of due diligence.
  Howell has long been recognized as a leader in the manufacturing and supply of research and reference fuels for the engine, fuels and lubricants industries. SII, a 90 year-old privately held firm headquartered in Schenectady, New York, is a global manufacturer of chemical intermediates and is committed to continuing the excellent quality and service for which Howell has long been known.
  Paul N. Howell, President and Chief Executive Officer, stated, "This transaction, while strengthening the balance sheet, will allow the Company to increase its focus and financial commitment on its primary business of exploration and production of oil and gas."
  Howell Corporation is an independent energy company engaged in oil and gas exploration, production, marketing and transportation.
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